UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 23, 2013

Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-16197	22-3537895
(Commission File Number)	(IRS Employer Identification No.)

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921-1538

(Address of principal executive offices)

(908) 234-0700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item	5.02 Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 23, 2013, the shareholders of Peapack-Gladstone Financial Corporation (the “Company”) approved the amended Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan (the “Plan”). The amended Plan:

•	increases the shares available for issuance under the Plan by 200,000 shares;
•	clarifies the definition of “Change in Control;”
•	includes a restriction on awards to directors of 10,000 per year;
•	includes a provision to allow the Committee to grant under the restricted stock provisions of the 2012 Plan up to an aggregate of 10,000 shares and individually up to 5 shares of stock which are vested as of the grant date and do not contain a restricted legend; and
•	includes a provision to allow the Committee to make grants of options, stock appreciation rights and restricted stock that do not automatically vest upon the death, disability or retirement of the grantee or upon the change in control of the Company.

The 2012 Stock Incentive Plan was initially approved by the shareholders on April 24, 2012. The Plan was amended by the Board of Directors on March 21, 2013. The foregoing description of the Amended Plan is qualified in its entirety by reference to full text of the amended Plan which was filed as Exhibit A to the Company’s definitive proxy statement filed on March 22, 2013.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2013, the Annual Meeting of shareholders of Peapack-Gladstone Financial Corporation was held. A total of 7,641,418 of the Corporation’s shares were present or represented by proxy at the meeting. The Corporation’s shareholders took the following actions:

Proposal #1-Voted on the election of 13 persons, named in the Proxy Statement, to serve as directors of Peapack-Gladstone Financial Corporation for the ensuing year constituting the entire Board of Directors. The following is a list of directors elected at the Annual Meeting with the number of votes “For” and “Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Withheld	Abstentions	Broker Non-Votes
Finn M.W. Caspersen, Jr	6,178,113	270,183	0	1,193,122
Anthony J. Consi, II	6,216,931	231,365	0	1,193,122
Edward A. Gramigna, Jr	6,214,194	234,102	0	1,193,122
Douglas L. Kennedy	6,194,230	254,066	0	1,193,122
Frank A. Kissel	6,168,282	280,014	0	1,193,122
John D. Kissel	6,156,052	292,244	0	1,193,122
James R. Lamb	6,222,258	226,038	0	1,193,122
Edward A. Merton	6,178,788	269,508	0	1,193,122
F. Duffield Meyercord	6,173,707	274,589	0	1,193,122
John R. Mulcahy	6,218,460	229,836	0	1,193,122
Philip W. Smith, III	6,106,208	342,088	0	1,193,122
Craig C. Spengeman	6,187,242	261,054	0	1,193,122
Beth Welsh	6,222,155	226,141	0	1,193,122

Proposal #2-Compensation of Executive Officers.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	5,902,632
Against	298,878
Abstained	246,783
Broker Non-Votes	1,193,125

Proposal #3-Approval of the amended Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	5,909,371
Against	381,761
Abstained	157,161
Broker Non-Votes	1,193,125

Proposal #4-Ratification of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	7,448,851
Against	51,316
Abstained	141,251
Broker Non-Votes	0

Item 7.01	Regulation FD Disclosure

On April 23, 2013, Peapack-Gladstone Financial Corporation, (the “Corporation”) had its annual meeting.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is Jeffrey J. Carfora’s presentation and Douglas L. Kennedy’s presentation at the 2013 Annual Meeting of Shareholders.

Item 9.01	Financial Statements and Exhibits.

10.1              Peapack-Gladstone Financial Corporation Amended 2012 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement filed on March 22, 2013)

99.1              Materials presented at 2013 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: April 26, 2013	By: /s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Executive Vice President and Chief Financial Officer and
Principal Accounting Officer

Exhibit Index

Exhibit No.	Title

99.1	Materials presented at 2013 Annual Meeting of Shareholders